CONSENT OF INDEPENDENT AUDITORS

THE BJURMAN FUND:

We consent to (a) the use in this Post-Effective Amendment No. 6 to Registration Statement No. 811-7921 on Form N-1A of our report dated May 4, 2001 regarding the Bjurman Micro-Cap Growth Fund as of March 31, 2001 incorporated by reference in the Statement of Additional Information of such Registration Statement, (b) the reference to us under the heading "Financial Highlights" in the Prospectus which is part of such Registration Statement, and (c) the reference to us under the heading "Other Information" in the Statement of Additional Information of such Registration Statement.


/s/ Deloitte & Touche LLP

July 31, 2001